Exhibit 99.2

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Exhibit 99.2-1

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
CORPORATE PARTICIPANTS
Anne-Marie Frisch
MRV Communications — IR
Noam Lotan
MRV Communications — CEO
Kevin Rubin
MRV Communications — CFO
Near Margalit
Luminent — CEO Luminent
CONFERENCE CALL PARTICIPANTS
John Anthony
Cowen & Co. — Analyst
John Harmon
Needham & Co. — Analyst
Tim Savageaux
Merriman Curhan Ford & Co. — Analyst
Dave Kang
Roth Capital Partners — Analyst
PRESENTATION
Operator
Thank you for standing by. Welcome to the MRV Communications first quarter 2007 financial results conference call. During today’s presentation all parties will be in a listen only mode. Following the presentation, the conference will be open for questions. (OPERATOR INSTRUCTIONS) This conference is being recorded, Wednesday April 25, 2007. I would now like to turn the conference over to Anne-Marie Frisch, with the investor relations department. Please go ahead Anne-Marie.
Anne-Marie Frisch - MRV Communications — IR
Thank you Rob. Good afternoon. Thank you for joining us today to discuss MRV’s first quarter of 2007 financial results. I am joined today by Noam Lotan, President and CEO; and Kevin Rubin, CFO of MRV Communications; as well as Near Margalit, CEO of Luminent.
Earlier this afternoon the company issued a press release reporting its first quarter of 2007 results. A financial presentation designed to guide participants through the call will also be available. The press release and presentation can both be viewed from the investor relations section of MRV’s website at ir.mrv.com. For reference we have arranged for a tape replay of this call, which can be accessed by phone. The replay will take effect approximately two hours after the call’s conclusion and will be available for one week. The dial in numbers and access code is available in our press release and on our website. This call is also being web cast live with a web replay available. These may both be found at ir.mrv.com.
We would like to remind you that during the course of this conference call, MRV’s management may make forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the company’s future economic performance, financial condition, or results of operations. These forward-looking statements are not historical facts, but rather are based on MRV’s current expectations and beliefs and are based on information currently available to us.
Words such as may, will, expect, intends, plans, believes, targets, estimates, and variations of these words are intended to identify forward-looking statements. By discussing our current (inaudible) of market and making these forward-looking statements we are not undertaking an obligation to provide updates in the future. MRV’s actual results may differ materially from these projected in these forward-looking statements and no one should assume at a later date that these comments from today are still valid.
Exhibit 99.2-2

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Any future products, future or related specification that may be referenced in today’s call are for information purposes only, and are not commitment to deliver any technology or enhancements. MRV’s reserves the right to modify future product plans at any time. The forward-looking statements portion of our press release issued today, as well as the risk factors section of our 10Ks and 10Qs filed with the SEC disclose risks that could cause these differences.
In our press release of January 26, 2007, we announced MRV’s intention of taking Luminent public sometime later this year or next. That announcement and this statement does not constitute an offer of any securities for sale. Because of SEC rules and regulations governing the going public process, we will neither discuss nor answer any questions on this subject. We hope you understand, and we would appreciate it if your questions do not implicate that subject.
Finally, unless we specifically note otherwise, we are discussing all numbers on a non-GAAP basis prior to non-cash charges for the impact of shared based compensation expense. This quarter non-cash share based compensation charges totaled $824,000. A full reconciliation of the non-GAAP financial measures covered in this call to the nearest comparable GAAP measures is available in our press release issued after the market closed today. Now let’s turn the call over to Noam Lotan, MRV’s President and CEO.
Noam Lotan - MRV Communications — CEO
Thank you Anne-Marie. Good afternoon everyone, thanks for joining us today. Our first quarter 2007 results continue to demonstrate strong top line performance. Demand for our products remained strong, driven by the increased need for metro Ethernet solutions and the acceleration of carriers rolling out FTTX programs around the world.
We posted Q1 revenues of $90 million, up 16% year-over-year. This reflects the strength of our products as well as the strength of the expanded sales force. Non-GAAP EPS for Q1 was $0.01 loss compared to a $0.03 loss in the first quarter of last year. Excluding the benefit of deferred revenue recognition, profitability was somewhat lower than expected this quarter, due to gross margin pressures on our fiber optic component business, and also partially due to delayed delivery of the higher margin network equipment. These factors are shorter term in nature, we clearly anticipate improved margins in the upcoming second quarter along with strong sequential and year-over-year revenue growth.
With respect to Luminent, Luminent continues to hold over 90% market share in GPON for Verizon’s wireless deployment and is now also capturing a large share of the rapidly expanding global GE-PON opportunity. GPON deployments are increasing world wide, including North America, with Qwest and numerous municipalities; in Latin America with Telefonica; and in Europe with France Telecom. Carriers in the Nordic and the Middle East are also deploying GPON.
In Q1 Luminent revenue was down sequentially, as we previously guided. This is due to lower revenue [telabs] from inventory carry over from Q4. As we indicated on last quarter’s call, we did see an increase in demand during Q1 from telabs, however our external manufacturing partners were unable to ship the necessary BPON components in time to satisfy the surge in orders. Importantly, looking at Q2, we currently expect very good sequential revenue growth at Luminent.
In addition we anticipate closing our proposed acquisition of Fiberxon in Q2, closing is contingent on meeting certain regulatory conditions, which we are working on. The acquisition should strengthen our position further in GPON and GE-PON, the combined company will also have a strong position in supplying metro transceivers, including the rapidly expanding 10-gig opportunity.
Now to the networking group, Q1 was a good quarter for our networking group, as we saw good demand in North America, Europe, and Japan. Our networking equipment sales, which are composed of our internally developed product, were up 18% year-over-year driven by continuing demand for out metro Ethernet solutions. However, we did see some margin contractions in our network equipment sales, due to a lower mix of certain high margin product revenues, including defense and aerospace related products. We do expect continued growth, as well as equipment margins, to improve in Q2 as we see greater contribution from the high margin products which will continue to grow.
We saw good strength from sales to carriers and enterprise customers, both existing and new customers, with selected MRV for optical transport and managed Ethernet services. New customers were added both in Europe and in the Americas. We were also pleased with strong reorders from existing carriers in Japan.
Exhibit 99.2-3

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
The feedback we get from our customers is that MRV has the best access and demarcation solution available in the market today. This is important for carriers. Selecting the right access demarcation device removes the risk of replacing devices in the future. Therefore our product offering goes beyond fulfilling today’s needs, and allows for service upgrades in the future.
In addition to the strength in network equipment, our network integration business in Europe had another solid quarter, growing revenue 18% year-over-year. Network integration revenue primarily consists of value added integration and support service revenue, as well as related third party product sales. This business continues to perform well and consistently produces good operating income for the company.
Other important updates for the quarter; recently both the Optiswitch 9000 and the fiber driver series successfully completed testing for compliance with the latest Ethernet in first mile OAM, operation, administration and maintenance, standards. Accordingly our metro Ethernet products can now be deployed in service providers’ networks in conjunction with other network equipment vendors that comply with the same suite of tests.
Further interoperability with all major core equipment vendors was demonstrated at the MBLS World Congress in Paris, with a test infrastructure designed to simulate end to end IPTV deployment, enterprise connectivity, as well as seldom trafficked back haul services. Our commitment to sell other operators was also demonstrated at the 3GSM show in Barcelona, and major industry events. We enjoyed multiple wins with mobile operators around the world, and are looking forward to further growth in this area.
To highlight the importance of our presence in Israel, MRV presented at this year’s Israeli Innovation Summit, a prestigious conference where leading academic minds and industry leaders discuss innovative technologies. Clearly we have a strong and dynamic business, and we are seeing the results of our continued investment in both product development, product quality, and in a top notch sales force and support organization.
In summary, during Q1 our networking segment demonstrated good top line growth, but we did see some gross margin contractions, which we were not happy with. However, we remain optimistic for the future, as demand for our products remains strong, and we’re guiding for good sequential growth and margin improvement for our next quarter. With that said, let me pass the call to Kevin to go through detailed financials for the quarter and our guidance for Q2. Kevin?
Kevin Rubin - MRV Communications — CFO
Thank you Noam. On a consolidated basis this quarter we reported a net loss of $0.01 per share, in line with guidance. This compares to a net loss of $0.03 per share in the year ago period, and net income of $0.01 last quarter. On an operating basis, our networking business posted an operating loss of $2 million and our optical components business achieved operating income of $1.6 million.
For the first quarter we reported revenue of $90 million, an increase of 16% compared to $77 million in the same period last year. Sequentially revenue decreased 13% from $103 million in the preceding fourth quarter, which is typically our seasonally strongest quarter.
Our network segment, which includes network equipment and our network integration revenue, reported first quarter revenue of $68 million, up 18% year-over-year and down 13% sequentially. Our network equipment comprised of internally developed products, grew at a healthy 18% in the first quarter compared to the same period last year. On a sequential basis, our network equipment revenue was down 12% compared to fourth quarter.
Geographically our network equipment product sales grew 22% year-over-year in North America. Growth was largely driven by shipments of our fiber driver product line, which grew 35% in this region, and 78% worldwide versus the prior year.
We also realized strong year-over-year growth from our LAMBDA driver and our Autovan networking product lines. As anticipated, our defense related business decreased versus the prior year as a result of new programs that were in development this quarter. We expect strong results from this business in the second quarter as these programs come on line.
Our network integration business had another solid quarter with revenue of $43 million for the first quarter, up 18% compared to revenue of $37 million in the year ago period. Revenue was down 13% sequentially due to seasonal factors. This business continues to generate solid profit and cash flow for the company.
Exhibit 99.2-4

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
In our optical components segment, which includes approximately $1.2 million of revenue sold into the networking segment, we reported revenue of $23 million, reflecting growth of 12% compared to revenue of $20 million in the first quarter of 2006, and down 12% sequentially compared to last quarter. Revenue was benefited by approximately $2.9 million of transceiver revenue, which we had deferred in a prior period.
As we mentioned in our call last quarter, revenue was impacted by softness in shipments for the Verizon Fios project early in the quarter, but experienced reaccelerated demand later this quarter. This demand is expected to remain strong in Q2.
From a geographical perspective, Europe remained our strongest region, accounting for approximately 62% of revenue, compared to 63% last quarter, while revenue from North America contributed 30% compared to 31% last quarter. Revenue in the Asia Pacific region increased to 8% of revenue this quarter, largely as a result of continued business in Japan, compared to 6% last quarter.
This quarter we reported 32% gross margin compared to 31% in the preceding fourth quarter, and 33% in the year ago period. On an absolute dollar basis, our gross profit was $28 million this quarter compared to $26 million in the same period last year, and $31 million in the preceding fourth quarter. Gross margin realized from revenue of network equipment was 48%, down compared to 51% in the prior quarter, and 57% in the year ago period. Network equipment margin was primarily impacted by a lower mix of our defense related business, which carries a higher margin profile. As previously discussed, we expect strong defense related business in Q2.
Network integration gross margin was 24%, which is within the historical mid to high 20% gross margin range for this business. Gross margin in our optical components group was 25% compared to 20% in the prior quarter, excluding the inventory charge last quarter, and 21% in the year ago period. Our gross margin was positively impacted by the deferred revenue recognized this quarter. Looking forward to Q2, we expect to see gross margin in the 20% range, in line with recent levels.
Our total operating costs and expenses were $29 million, or 33% of revenue, in the first quarter, which is an improvement of 35% in the first quarter of last year, but higher compared to 30% of revenue in the preceding very strong fourth quarter.
At the first quarter end we have cash, cash equivalents, time deposits, and investments of $117 million compared to $118 million at the end of the preceding fourth quarter. We spent approximately $1.7 million on Cap Ex this quarter. Working capital was $171 million at the first quarter’s end. Accounts receivable decreased to $85 million from $95 million last quarter.
Our day sales outstanding was 86 days, up slightly from 84 days last quarter. As we have discussed in the past, our DSOs are affected by the longer collection cycles typical in certain European markets in which we do business. Inventories increased to $65 million from $61 million last quarter. Our inventory turns were four times on an annualized basis.
Looking forward, we are optimistic with our ability to improve margin and grow in the upcoming second quarter. We are seeing solid demand trends from our carrier and service provider space and we see further opportunity for growth, especially in North America. At Luminent, the reacceleration in demand we saw late in Q1 is continuing and we expect good sequential growth.
Given these factors, we currently forecast our Q2 total revenue to be in the range of $95 million and $99 million, representing year-over-year growth of approximately 11%. And revenue from our optical components business is currently forecast to be in the range of $24 million to $26 million. From an operating expense perspective, we expect operating costs and expenses to be in the 30% to 31% of revenue range.
On the bottom line, we are currently forecasting to be in the range of breakeven to net income of $0.01 per share for the second quarter on a non-GAAP basis, which excludes share-based compensation expense expected to be approximately $0.01 per share. On a GAAP basis, we currently forecast to be in the range of $0.01 net loss or breakeven.
I would now like to turn the call over to Near Margalit, CEO of Luminent.
Near Margalit - Luminent — CEO Luminent
Thank you, Kevin. Our results at Luminent for Q1 were mixed, with total revenue coming in at $23 million, at the higher end of our $21 million to $23 million guidance. However, this revenue included $2.9 million in deferred revenue as Kevin has discussed.
Our sequential decline in revenue was expected and based upon the inventory corrections for the BPON (inaudible) insert at our largest customer. Excluding this customer and excluding the deferred revenue, sequentially we had an increase of $1.7 million, from $11.7 million to $13.4 million.
Exhibit 99.2-5

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
This growth was driven by GPON revenue that grew from $3.1 million to $4.6 million. As discussed on the previous call, we expect the BPON revenue to come back to full steam in Q2.
Our net profit for the quarter, excluding stock-based compensation, was $1.2 million. Our profitability this quarter was impacted by several factors. The deferred revenue recognized this quarter had a positive impact on our results and offset factors affecting profitability and gross margin.
These included a sequential drop in overall revenue, reduced sales in the metro and discrete product lines and increased sales in the lower margin GPON product line.
Operating expenses for the quarter came in at $4.2 million, a $500,000 drop from the previous quarter, resulting in an 18% operating expense for the quarter. Gross margins came in at 25%, impacted by the factors previously mentioned. We expect our gross margins in Q2 to be approximately 20%.
With respect to the Verizon Fios project, there’s been significant deployment of BPON [ONT] so far, which we believe will cause shipment of BPON ONGs to extend well past the end of 2007, longer than previously anticipated. This extension of BPON ONT deployment is resulting in additional price pressure on the BPON Triplexer. We will likely see some of this price pressure come into affect in the second half of the year.
We expect the Fiberxon combination to close this quarter. As emphasized on the previous call, we see this combination as unlocking a significant revenue, margin and cost improvement opportunity. We believe the Fiberxon business is strong and will contribute greatly to our overall business globally, both in FTTH and metro Transceivers.
For Q2, without Fiberxon contributions, we expect the revenue to be between $24 million and $26 million. With that operator, I’d like to turn the call over for questions.
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS)
Our first question comes from John Anthony from Cowen and company. Please go ahead.
John Anthony - Cowen & Co. — Analyst
Good afternoon gentlemen, a few questions. Starting on the network equipment business, can you give us a sense for, I guess, geographically, theater-by-theater, where you guys see the most - where you have the most visibility and why you have the conviction that you do that demand is coming back? It sounds like you’re pretty confident that you’re going to see an up tick in revenue there.
Noam Lotan - MRV Communications — CEO
Yes, John, I think Kevin mentioned that in North America alone, the revenue on network equipment grew 22$, year-over-year. And overall, on a global basis, our revenue grew 18%, that’s one-eight percent.
John Anthony - Cowen & Co. — Analyst
Right, but going forward, it sounds like you’re fairly convinced that it’s going to grow in the current quarter. Can you kind of give us some detail as to why you feel that way?

Exhibit 99.2-6

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Noam Lotan - MRV Communications — CEO
Well, I mean, specifically, we have a sales force that is continuously able to perform and find new opportunities. And we are developing new customers as well as continuing to support and expand the business as we have with existing customers.
So, all in all, you know, we are looking at the growth in North America of metro Ethernet applications, which we haven’t — they — clearly, I mean, this is an emerging trend currently in North America.
And we are also seeing the branching out into new applications in data centers, etc. And I mean, we have a fairly strong pipeline for Q2, so, at least for Q2, we’re comfortable. But, if you’re looking at a big picture, I think we will continue to grow based on this trend.
John Anthony - Cowen & Co. — Analyst
And have those, the new federal programs, already begun?
Noam Lotan - MRV Communications — CEO
A good point; this is a — we’re still in a startup phase of a federal effort. We certainly have an ongoing federal business that’s ongoing, but like I mentioned last quarter, we have made some significant progress in terms of standardizing our equipment for the benefit of The Department of Defense. And that is currently going through.
We have multiple proposals on the table and I would expect that at least some of those we will win.
John Anthony - Cowen & Co. — Analyst
Okay. From a consolidated standpoint, Kevin, where do you see expenses trending on a quarter-in, quarter-out basis for the year? They were up, year-over-year, obviously as a result of the headcount additions; down sequentially but how should we think about that for the remainder of the year?
Kevin Rubin - MRV Communications — CFO
Hi, John. As I mentioned in my prepared remarks, we do see the operating expenses at the 30% to 31% margin; excuse me, percent of revenue level. We don’t really guide beyond next quarter, so, in any event. But that’s where we see operating expenses coming in, next quarter.
Looking beyond that, I don’t see a significant change in operating expenses, other than relative to revenue changes.
John Anthony - Cowen & Co. — Analyst
Is it safe to say, though, you’re done with the majority of the headcount additions at this point?
Kevin Rubin - MRV Communications — CFO
We are. I mean, you know, with anything in business, there are some fine tunings here and there. But certainly, the heavy lifting has been completed.

Exhibit 99.2-7

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
John Anthony - Cowen & Co. — Analyst
Okay, and then, on the optic side, Near, you went over this, but could you just go over it again in a little more detail from a mix standpoint? I missed the commentary. It sounds like metro was a little bit weak. Have you seen any signs of that recovering?
And then, can you also give us an update on the product introductions you guys made in the last few months on 4-Gig and 10-Gig, if you’re seeing any progress there yet?
Near Margalit - Luminent — CEO Luminent
So basically, the — you’re right. I mean, GPON was strong. BPON was relatively weak, based on the comments that we had. We did see some weakness in the quarter for the metro and the discrete product line. It’s really hard for us to get a full sense because it is a very short-term business, typical lead times in the metro transceiver business now are two, three weeks. So, we really are getting orders out there coming by.
We’re reasonably hopeful to have an up quarter in this coming quarter, relative to — in Q2, vs. Q1 on the metro business. But we don’t get a great deal of visibility; we don’t get the kind of extended forecast and in visibility we would get in the PON and the Fiber to the Home product line.
For the 10-Gigs, for the 10-Gig activity, the customer qualification processes that we’re going through are definitely a lot longer than we had anticipated. Some people are going through a pretty extensive qualification period. I think the qualifications are going well at a number of major customers. But, in terms of branding up revenue, it’s still going to be a pretty minor contribution for Q2 and may start being a more significant one in Q3.
John Anthony - Cowen & Co. — Analyst
Okay. Thanks, guys.
Operator
Thank you. Our next question comes from John Harmon, from Needham and Company. Please go ahead.
John Harmon - Needham & Co. — Analyst
Hi, good afternoon. First question, so the capacity constraints you talked about in BPON on your last call, have you been able to alleviate them?
Near Margalit - Luminent — CEO Luminent
Yes, and we were running — I’m sorry. Please.
John Harmon - Needham & Co. — Analyst
And how long does it take you to get additional capacity? Sorry.
Near Margalit - Luminent — CEO Luminent
It’s a good question. We’re running pretty high up on the capacity curve. We are trying to expand, so we are kind of in a — we don’t have — we were basically pretty high up the capacity curve. It generally takes us about 16 weeks to add additional capacity. We are in the process of doing that.

Exhibit 99.2-8

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
I think we are keeping up with demand right now, but just barely. So, we don’t have room for a tremendous kind of shock to the system, which we had in Q1 that reduced revenue. But we think we’re reasonably comfortable on Q2 and going forward that we’re going to meet all the capacity requirements.
Obviously, Fiberxon, as it closes, is going to add additional capacity and consolidation as well. But I’d say, generally, you know, as we get to higher and higher volume on those, obviously, adding additional percentage capacity, it comes a lot more unit-to-capacity required, relative to the smaller volumes we were running before. But, I would say, just generally, at 16 weeks is what we need for significant capacity expansion. And we’re running pretty much at the top. Q2 is going to pretty much max out what we’ve got.
John Harmon - Needham & Co. — Analyst
Okay, that helps; thank you. And you were talking about softness in defense related businesses, businesses on the network side. Just roughly, how big is that, so we know, you know, how to know whether it’s a risk or not?
Kevin Rubin - MRV Communications — CFO
Hi John, it’s Kevin. In general, it represents a little more — somewhere between 10% and 15% of the equipment revenue. And we would expect it to be slightly more than that in the second quarter.
John Harmon - Needham & Co. — Analyst
Okay, thank you. And the gross margin on your Optical Division, would it have been about 20% the way it’s been running if you hadn’t had the deferred revenue in Q1?
Kevin Rubin - MRV Communications — CFO
No, it would’ve been slightly lower than that. We were looking at 14%, 15% without the deferred revenue.
John Harmon - Needham & Co. — Analyst
And you gave us the numbers but you didn’t really deliver them on a silver platter. Were you saying that BPON was $11.7 million and GPON was $4.6 million? Or did I get the numbers wrong?
Kevin Rubin - MRV Communications — CFO
No. We basically were saying, if you take out the deferred revenue and take out Tel Ops, we had a growth from $11.7 million to $13.4 million in revenue.
John Harmon - Needham & Co. — Analyst
Oh, Okay.
Kevin Rubin - MRV Communications — CFO
In revenue.

Exhibit 99.2-9

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
John Harmon - Needham & Co. — Analyst
All right, thank you. Finally, I just wanted to ask you one thing. In March, you put out a press release; I’m talking about this company TRIACCESS that is going to be your supplier for GPON.
Near Margalit - Luminent — CEO Luminent
Yes?
John Harmon - Needham & Co. — Analyst
And then, I think it said that you’re going to be exclusive for GPON and BPON. Were they your supplier for BPON before?
Near Margalit - Luminent — CEO Luminent
They were not our supplier for BPON before. We did commit to them to get preferential pricing and to get an extended commitment to sign a contract with them as a supplier for the video circuit IT. But we felt that, given that we were kind of validating their technology and their capability that we didn’t want other people to essentially design their solution in to BPON and compete with us on our existing business.
John Harmon - Needham & Co. — Analyst
Okay, great. Thank you very much.
Operator
Thank you. Our next question comes from Tim Savageaux, with Merriman. Please go ahead.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Hi, good afternoon, guys. I have a question on the Luminent side and it really gets to where the demand trend is, vs. what’s been happening on the inventory side. So, you know, ex this one time revenue recognition event, you know, you booked something like $20 million. You’re guiding, you know, up a good, solid, 20%, 25% from there, mid-range, or you know, to $25 million.
Is that indicative of what you’re seeing from a core demand standpoint? I assume that’s, you know, driven by what events are at Verizon? Or, is it a catch up? You know, are we building inventory again? Or, you know, what do you see as a sort of normalized sequential growth rate or...?
Near Margalit - Luminent — CEO Luminent
I think T1 is essentially the anomaly. I think the numbers that we’re guiding for, for Q2 is more in line with a steady state; more representative, I think. I think, as — if you kind of remember back, all the way from Q4 with the issues that people were worried about, in terms of inventory for the BPON Triplexer at our customer and then issues that people are worried about in terms of inventory for the BPON triplex at our customer and then it kind of just essentially openly rippled into Q1.
But I think as far as we can tell, obviously we have limited sources of information, as far as we can tell the inventory situation is clean and basically we’re delivering what they actually need per quarter, and we see continued strong demand in Q3 and Q4.

Exhibit 99.2-10

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, great, and given your previous comments on the metro side you’ve got to assume most of that, the visibility in terms of the increased revenue levels, does come from the triplexer side, is that fair to say?
Near Margalit - Luminent — CEO Luminent
That’s right, we have pretty limited visibility and we’d certainly like to have that business do a little bit better, and I think the combination with Fiberxon will have a great contribution to really make that a more substantial, healthy, complete business.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Great. And Kevin, over on the networking side, you went through the gross margin break out, I didn’t quite catch it all. I wonder if you could step through it, I know there’s apparently some margin weakness there, but I didn’t quite catch the numbers. And also with regard to the outlook you’re at least talking to some rebound on the gross margin side. However, your guidance sort of implies something, but not much. Would that be a factor of the mix shifting back toward optical, sort of keeping a lid on that? Or where are the moving parts?
Kevin Rubin - MRV Communications — CFO
Well I think that the consolidated guidance does take into consideration certainly the growth in optic revenue we’re expecting, as well as the composition of integration revenue. So there is a composition issue with respect to that. But just to kind of reiterate on the equipment side, the margin this quarter was 48% and that compared to 51% last quarter and 57% last year. And the decrease is largely attributed to some softness in our defense business that we expect to rebound in the second quarter.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay so you would then expect that to rebound back over 50%?
Kevin Rubin - MRV Communications — CFO
We’re not giving any specific guidance relative to a number, but I do expect it to improve.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, I’ll pass it along, thanks very much.
Kevin Rubin - MRV Communications — CFO
Thanks Tim.
Operator
Thank you. Our next question comes from Dave Kang from Roth Capital, please go ahead.
Dave Kang - Roth Capital Partners — Analyst

Exhibit 99.2-11

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Thank you. Nice quarter gentlemen. First I just wanted to drill down a little bit more on the Luminent and Verizon situation. I guess they are finally rolling out GPON at least in two cities using Alcatel, not telab gear. I just wanted to find out what your relationship with Alcatel, are they using you guys only, or are they using multiple sources at this point, for their GPON?
Near Margalit - Luminent — CEO Luminent
Right now we think, for the deployments that we’re doing right now; we think that they are only using us.
Dave Kang - Roth Capital Partners — Analyst
Okay. And because it sounds like GPON gross margins are lower than BPON, can you disclose what the differential is between BPON versus GPON?
Near Margalit - Luminent — CEO Luminent
It’s probably too early to say. I mean we definitely think that everything will normalize, but as we go through the ramp up it’s hard for us to get the breakdown. But we definitely think the GPON is lower than the BPON, but we’re not breaking out the specifics. Let me clarify just with the Alcatel stuff that on the ONT we think that they’re only using us, on the OLT there’s more than one supplier.
Dave Kang - Roth Capital Partners — Analyst
Okay. And obviously sooner or later telab BPON should start to ramp down, what kind of a potential disruption should we expect? Could that happen this year, or do you think it will be more of a 2008 event?
Near Margalit - Luminent — CEO Luminent
For the BPON triplexer?
Dave Kang - Roth Capital Partners — Analyst
Yes.
Near Margalit - Luminent — CEO Luminent
No, we’re definitely seeing a very strong indication that the BPON triplexer business will continue quite strong all the way well into ‘08.
Dave Kang - Roth Capital Partners — Analyst
Well into ‘08? Okay, great.

Exhibit 99.2-12

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Near Margalit - Luminent — CEO Luminent
I think it’s based on the fact that there’s a good amount of BPON loyalties out in the field, and obviously Verizon’s going to have to make the decision at which point, in a given neighborhood, that they have a BPON OLT, do they keep adding customers to the existing OLTs that are out there that aren’t full? Or do they at some point say, “Okay that’s enough of the BPON and we’re going to actually add a GPON OLT to that site.”
Dave Kang - Roth Capital Partners — Analyst
Got it. Switching gears to AT&T, can you see any traction from your end?
Near Margalit - Luminent — CEO Luminent
It’s too early to say. If we get traction it’s going to be to the extent that the AT&T continues their plans with the fiber (inaudible) rather than out. So I think we’re not — I mean there’s definitely general transceiver and general bandwidth optics components that are built around FTTN, but the majority of, kind of the PON revenue, is the portion that they’re doing directly to the home, the FTTP portion.
Dave Kang - Roth Capital Partners — Analyst
Got it. I think it was Noam who mentioned Qwest. I believe the supplier there is [Adtrend]. Can you talk about your relationship with Adtrend?
Near Margalit - Luminent — CEO Luminent
It’s a similar situation to the extent to where they’re doing fiber to the node, it’s general transceiver business classified kind of in our access and metro transceiver, and in the places where they’re doing fiber LPRM we feel pretty strong that we’re going to be a pretty solid supplier there, if not the top supplier.
Dave Kang - Roth Capital Partners — Analyst
Okay. And lastly for Kevin, any additional financial data that you guys can talk about as far as Fiberxon is concerned, or would you rather wait until —?
Kevin Rubin - MRV Communications — CFO
No, we’re going to wait until the transaction closes, at which time we’ll have more information to provide.
Dave Kang - Roth Capital Partners — Analyst
I think that was it, thank you gentlemen.
Kevin Rubin - MRV Communications — CFO
Fantastic, thanks Dave.

Exhibit 99.2-13

Final Transcript
Apr. 25. 2007 / 4:30PM ET, MRVC — Q1 2007 MRV Communications Earnings Conference Call
Operator
Thank you ladies and gentlemen, that does conclude today’s question and answer session. I’d like to turn the conference back to management for any concluding comments. Please go ahead.
Noam Lotan - MRV Communications — CEO
Thank you. Well thank you so much for being on the call today. We’re very much looking forward to report to you the results of the following quarter, Q2, and discuss further growth opportunities for Luminent and for our networking business. We wish you a great afternoon, and we hope to see you again on our next call. Thank you very much.
Operator
Thank you. Ladies and gentlemen, that does conclude MRV Communications’ first quarter 2007 financial results conference. If you would like to listen to a replay of today’s conference, you may dial 1-800-405-2236, or 303-590-3000, and use pass code 11088575# to access the conference. Thank you again for your participation today and you may now disconnect.

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Exhibit 99.2-14

1st Quarter 2007 Financial Results Teleconference April 25, 2007 MRV Communications, Inc. 20415 Nordhoff Street Chatsworth, California 91311 (818) 886-MRVC (6782) www.mrv.com

Forward-Looking Statements This presentation contains statements regarding future financial and operating results of MRV, MRV's expected revenues and net income (loss) for the second quarter of 2007 that ends on June 30, 2007, management's assessment of positive business trends and their effect on the increase in MRV's revenues during the quarter ending June 30, 2007, the closing of the proposed transaction between MRV and Fiberxon, benefits and synergies of the proposed transaction and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management's current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined Company, as well as MRV's, Luminent's and Fiberxon's and the combined Company's future performance and the industries in which MRV, Luminent and Fiberxon operate and the combined Company will operate, in addition to managements' assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "envisions," "estimates," "targets," "intends," "plans," "believes," "seeks," "should," "forecasts," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV's or Luminent's prices; the continued ability to protect MRV's and Luminent's intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV's and Luminent's customers and vendors; the failure of conditions required to successfully complete the acquisition of Fiberxon, Inc.; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV's or Luminent's operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV's or Luminent's products.

MRV Speakers Introduction Anne-Marie Frisch Investor Relations Overview & Highlights Noam Lotan President and CEO Financial Review Kevin Rubin CFO Executive Review Near Margalit CEO, LuminentOIC Q & A

Non-GAAP Financial Measures Important Information Regarding Non-GAAP Financial Measures MRV believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. These measures are not presented in accordance with, nor are they a substitute for accounting principles generally accepted in the United States, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company's GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. We utilize a number of different financial measures, both GAAP and non- GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP net income (loss) and non-GAAP net income (loss) per share data, as well as other non-GAAP measures, to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time.

Non-GAAP Financial Measures (Continued) We provide non-GAAP information relative to our expense for non-cash share-based compensation. We began to include non-cash share-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, ("SFAS 123R") in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of share-based compensation, we believe that the exclusion of non-cash share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock non-cash share-based compensation allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our statement of operations. Non-cash share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of cash ultimately received by the employee; and the cost to the Company is based on a non-cash share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the Company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of non-cash share-based compensation, management excludes these expenses when analyzing the organization's business performance.

Non-GAAP Financial Measures (Continued) (Continued) (Continued)

1st Quarter 2007 Financial Results Teleconference Overview & Highlights Noam Lotan President and Chief Executive Officer

1st Quarter 2007 Financial Results Teleconference Financial Review Kevin Rubin Chief Financial Officer

Key Measures Key Measures

Non-GAAP Results of Operations Non-GAAP Results of Operations

Non-GAAP Networking Group Non-GAAP Networking Group

Non-GAAP Optical Components Group Group Group

Non-GAAP Development Stage Group Group Group

Revenue Analysis by Geographical Region Region Region

Revenue by Groups of Similar Products Products Products

1st Quarter 2007 Financial Results Teleconference Executive Overview Near Margalit Chief Executive Officer, LuminentOIC

1st Quarter 2007 Financial Results Teleconference Q & A